AGREEMENT AND PLAN OF MERGER

                                   between

                           BARNESANDNOBLE.COM INC.

                                     and

                             FATBRAIN.COM, INC.

                       Dated as of September 13, 2000

                              TABLE OF CONTENTS


ARTICLE I.  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.3  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4  Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . .2
     1.5  Certificate of Incorporation; Bylaws; Directors and Officers of
          Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II. EFFECT OF THE MERGER . . . . . . . . . . . . . . . . . . . . . .3
     2.1  Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . . .3
     2.2  Exchange Procedures. . . . . . . . . . . . . . . . . . . . . . . .4
     2.3  Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . .6
     2.4  Certain Adjustments. . . . . . . . . . . . . . . . . . . . . . . .6
     2.5  Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . .6
     2.6  Taking of Necessary Action; Further Action . . . . . . . . . . . .7

ARTICLE III.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . .7
     3.1  Organization and Standing. . . . . . . . . . . . . . . . . . . . .7
     3.2  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.3  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.4  Authority for Agreement. . . . . . . . . . . . . . . . . . . . . .9
     3.5  No Conflict; Required Filings and Consents . . . . . . . . . . . .9
     3.6  Permits; Compliance with Laws. . . . . . . . . . . . . . . . . . 10
     3.7  SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.8  Financial Statements . . . . . . . . . . . . . . . . . . . . . . 11
     3.9  Absence of Certain Changes or Events . . . . . . . . . . . . . . 11
     3.10 Employee Benefit Plans; Labor Matters. . . . . . . . . . . . . . 12
     3.11 Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.12 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.13 Environmental Compliance and Disclosure. . . . . . . . . . . . . 15
     3.14   Intellectual Property. . . . . . . . . . . . . . . . . . . . . 16
     3.15 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     3.16 Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.17 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.18 Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . 19
     3.19 Transactions with Affiliates . . . . . . . . . . . . . . . . . . 20
     3.20 No Existing Discussions. . . . . . . . . . . . . . . . . . . . . 20
     3.21 Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . 20
     3.22 Change of Control Agreements . . . . . . . . . . . . . . . . . . 20
     3.23 Information Supplied . . . . . . . . . . . . . . . . . . . . . . 20
     3.24 Company Action.  . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ACQUIRER . . . . . . . . . . 21
     4.1  Organization and Standing. . . . . . . . . . . . . . . . . . . . 21
     4.2  Capitalization of Acquirer . . . . . . . . . . . . . . . . . . . 21
     4.3  Authority for Agreement. . . . . . . . . . . . . . . . . . . . . 22
     4.4  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.5  Permits; Compliance with Laws. . . . . . . . . . . . . . . . . . 23
     4.6  Absence of Certain Changes or Events . . . . . . . . . . . . . . 23
     4.7  Required Filings and Consents. . . . . . . . . . . . . . . . . . 24
     4.8  Information Supplied . . . . . . . . . . . . . . . . . . . . . . 24
     4.9  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.10 SEC Filings; Financial Statements. . . . . . . . . . . . . . . . 24
     4.11 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.12 Issuance of Acquirer Common Stock. . . . . . . . . . . . . . . . 25

ARTICLE V.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     5.1  Conduct of Business by Company Pending the Closing . . . . . . . 25
     5.2  Notices of Certain Events. . . . . . . . . . . . . . . . . . . . 28
     5.3  Access to Information; Confidentiality . . . . . . . . . . . . . 28
     5.4  Inquiries and Negotiations . . . . . . . . . . . . . . . . . . . 28
     5.5  Further Action; Consents; Filings. . . . . . . . . . . . . . . . 31
     5.6  Additional Reports . . . . . . . . . . . . . . . . . . . . . . . 32
     5.7  Third Party Consents . . . . . . . . . . . . . . . . . . . . . . 32
     5.8  Tax-free Treatment . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VI. ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 33
     6.1  Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . 33
     6.2  Registration Statement . . . . . . . . . . . . . . . . . . . . . 33
     6.3  Directors' and Officers' Indemnification and Insurance . . . . . 34
     6.4  Public Announcements . . . . . . . . . . . . . . . . . . . . . . 35
     6.5  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . 36
     6.6  Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.7  Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . 36
     6.8  Interim Financing. . . . . . . . . . . . . . . . . . . . . . . . 36
     6.9  Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.10 Nasdaq Listing . . . . . . . . . . . . . . . . . . . . . . . . . 37
     6.11 Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VII.        CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . 37
     7.1  Conditions to Each Party's Obligation to Effect the Merger . . . 37
     7.2  Conditions to Obligations of Acquirer to Effect the Merger . . . 38
     7.3  Conditions to Obligations of the Company to Effect the Merger. . 39

ARTICLE VIII.       TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . 39
     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . 40
     8.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     8.4  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE IX. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 41
     9.1  Non-Survival of Representations and Warranties . . . . . . . . . 41
     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.3  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     9.4  Assignment; Binding Effect; Benefit. . . . . . . . . . . . . . . 42
     9.5  Incorporation of Exhibits. . . . . . . . . . . . . . . . . . . . 42
     9.6  Fees, Expenses and Other Payments. . . . . . . . . . . . . . . . 43
     9.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 43
     9.8  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . 43
     9.9  Interpretation.. . . . . . . . . . . . . . . . . . . . . . . . . 43
     9.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     9.11 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . 43
     9.12 No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . 44

                        AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 13, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), by and between BARNESANDNOBLE.COM INC, a Delaware corporation ("Acquirer") and FATBRAIN.COM, INC., a Delaware corporation ("Company").

                            W I T N E S S E T H:

     WHEREAS, the parties to this Agreement desire to effectuate the acquisition of the Company by Acquirer;

     WHEREAS, each of the Board of Directors of Acquirer and the Company have determined that the merger (the "Merger") of the Company with and into Acquirer, with the Acquirer continuing as the surviving corporation, given the terms and subject to the conditions set forth in this Agreement, is fair to and in the best interests of their respective shareholders, and have approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, at the Effective Time (as hereinafter defined) all of the issued and outstanding shares of the Common Stock, $.001 par value per share, of the Company (the "Company Common Stock") shall be cancelled and exchanged for a price per share of $4.25 (the "Per Share Price"), payable to each holder thereof in cash and Class A Common Stock of the Acquirer, $.001 par value per share (the "Acquirer Common Stock") as more fully set forth in this Agreement;

     WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

     WHEREAS, in connection with the execution and delivery of this Agreement, Acquirer and certain stockholders of the Company are entering into an agreement (the "Stockholders Agreement") (in the form attached hereto as Exhibit B) pursuant to which such stockholders will agree to vote to adopt and approve this Agreement and to take certain other actions in furtherance of the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in the Stockholders Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                 ARTICLE I.
                                 THE MERGER

     1.1 The Merger. Subject to the terms and conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), at the Effective Time, the Company shall be merged with and into Acquirer. Following the Merger, the separate corporate existence of the Company shall cease and Acquirer shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger as set forth in Article VII, the consummation of the Merger (the "Closing") shall take place as promptly as practicable, but in no event later than 10:00 a.m. on the second Business Day following the satisfaction or waiver of the all the conditions as set forth in this Agreement (the "Closing Date") at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, N.Y. 10104, unless another date, time or place is agreed to by Acquirer and the Company.

     1.3 Effective Time. At the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filings, or such later date and time as may be set forth therein, being the "Effective Time").

     1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company shall vest in Acquirer as the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Acquirer as the Surviving Corporation.

     1.5 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Acquirer and the Company before the Effective Time, at the Effective Time:

          (a) the certificate of incorporation of Surviving Corporation in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Acquirer until amended in accordance with the terms thereof and Delaware Law;

          (b) the bylaws of the Surviving Corporation in effect immediately prior to the Effective Time shall continue to be the bylaws of the Surviving Corporation until amended in accordance with the terms thereof and Delaware Law;

          (c) the officers of Surviving Corporation immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

          (d) the directors of Surviving Corporation immediately prior to the Effective Time shall continue to serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                 ARTICLE II.
                    EFFECT OF THE MERGER ON CAPITAL STOCK

     2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger, and without any action on the part of Acquirer, the Company or the holders of any Company Common Stock, Acquirer Common Stock or any other shares of capital stock of the Company or Acquirer:

          (a) Each share of Company Common Stock issued and outstanding immediately before the Effective Time (excluding those held in the treasury of the Company), and all rights in respect thereof, shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive (i) an amount in cash equal to $1.0625 (the "Per Share Cash Consideration") and (ii) such number of fully paid and nonassessable shares of Acquirer Common Stock determined by dividing $3.1875 by the Average Closing Sales Price (as hereinafter defined) (the "Per Share Stock Consideration"and together with the Per Share Cash Consideration, the "Merger Consideration"). All of the shares of Company Common Stock to be converted into the right to receive the Merger Consideration pursuant to this Section 2.1(a) shall cease to be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration issuable therefor upon the surrender of such certificate in accordance with Section 2.2(c) hereof, without interest, and cash in lieu of fractional shares as contemplated by
Section 2.2(f). As used in this Agreement, the "Average Closing Sales Price" means the average of the closing sales price per share of the Acquirer Common Stock at 4:00 p.m. (New York time) (as reported by Bloomberg L.P.) on the NASDAQ National Market for the 10 full trading days ending on the fifth full trading day immediately prior to the Effective Time.

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

          (c) At the sole discretion of Acquirer, each stock option to purchase Company Common Stock outstanding as of the Effective Time, whether under the Computer Literacy, Inc. Stock Plan, the Computer Literacy, Inc. 1998 Omnibus Equity Incentive Plan and the FatBrain 2000 Supplemental Stock Plan (collectively, the "Company Option Plans") or otherwise ("Company Stock Options") shall either, in whole or in part, (a) be assumed by Acquirer (and the Company's repurchase rights with respect to the Company Stock Options, if any, shall be assigned to Acquirer) in accordance with Section 6.11 hereof or
(b) to the extent not exercised in accordance with its terms, be canceled immediately upon the Effective Time and be of no further force and effect. Each warrant to purchase Company Common Stock outstanding immediately prior to the Effective Time and identified on Schedule 2.1(c) to the Company Disclosure Schedule, shall at the Effective Time, be treated in accordance with its terms.

     2.2  Exchange Procedures.

          (a) Exchange Agent. At or prior to the Effective Time, Acquirer shall enter into an agreement with a bank or trust company designated by Acquirer and reasonably acceptable to the Company, to act as exchange agent for the Merger (the "Exchange Agent").

          (b) Acquirer to Provide Common Stock. Acquirer shall deliver to the Exchange Agent for the benefit of the holders of Company Common Stock (i) cash in an amount necessary to make any cash payments due under Sections 2.1(a) and 2.2(f) and (ii) certificates of Acquirer Common Stock ("Acquirer Certificates") representing the number of whole shares of Acquirer Common Stock issuable pursuant to Section 2.1(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time. All funds deposited with the Exchange Agent shall be invested as directed by the Surviving Corporation; provided, that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available).

          (c) Exchange Procedures. Promptly after the Effective Time (and in any event no later than five Business Days after the later to occur of the Effective Time and receipt by Acquirer of a complete list from the Company of the names and addresses of its holders of record), the Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("Company Certificates") (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquirer may reasonably specify, and which shall be reasonably satisfactory to the Company), and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquirer, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor (i) a Acquirer Certificate representing the number of whole shares of Acquirer Common Stock equal to the product of the Per Share Stock Consideration multiplied by the number of Shares formerly represented by the surrendered Company Certificate (provided that each holder shall receive cash in lieu of any fractional share of Acquirer Common Stock to which such holder would otherwise be entitled pursuant to Section 2.2(f) hereof) and (ii) payment by check of an amount equal to the product of the Per Share Cash Consideration multiplied by the number of shares of Company Common Stock formerly represented by the surrendered Company Certificate, after giving effect to any required tax withholding and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all purposes, to evidence the right to receive the Merger Consideration upon such surrender. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquirer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Acquirer Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Acquirer Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Acquirer Common Stock.

          (e) Transfer of Ownership. If any Acquirer Certificate is to be issued in a name, or cash paid to an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), trust, association, entity or government or political subdivision, agency or instrumentality of a government (each, a "Person"), other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Acquirer or any agent designated by it any transfer or other taxes required by reason of the issuance of a Acquirer Certificate for shares of Acquirer Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Acquirer or any agent designated by it that such tax has been paid or is not payable.

          (f) No Fractional Share Certificates. No scrip or fractional share of Acquirer Common Stock shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Acquirer or of Surviving Corporation with respect to such fractional share interest. In lieu of any such fractional share of Acquirer Common Stock, Acquirer shall pay to each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by
(ii) the Average Closing Sales Price.

          (g) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Acquirer Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article II within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Acquirer, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Article II shall thereafter look only to Acquirer (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Acquirer Stock, any cash in lieu of fractional shares of Acquirer Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Acquirer Common Stock to which they are entitled.

          (h) No Liability. None of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any shares of Acquirer Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Acquirer Certificates and cash deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article II.

     2.4 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Acquirer Common Stock shall be changed into a different number of shares or securities by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Average Closing Sales Price established pursuant to the provisions of Section 2.1(a) shall be adjusted accordingly (by the proportionate adjustment of each of the number of shares of Acquirer Common Stock) to provide Acquirer and the stockholders and option holders of the Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

     2.5 Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that Acquirer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Acquirer against any claim that may be made against Acquirer, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed and to post a bond, in such reasonable amount as Acquirer may direct, in its sole discretion, as indemnity.

     2.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Acquirer, except as set forth in the disclosure schedule delivered by the Company to Acquirer simultaneously with the execution of this Agreement (the "Company Disclosure Schedule") that:

     3.1 Organization and Standing. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined). The Company has furnished or made available to Acquirer true and complete copies of its certificate of incorporation (including any certificates of designations attached thereto, the "Company Certificate of Incorporation") and bylaws (the "Company Bylaws"). As used herein, "Material Adverse Effect" shall mean any change in or effect on the business of any Person that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of such Person taken as a whole; provided , however, that a "Material Adverse Effect" shall not include any adverse effect attributable to (i) any announcement, dissemination or disclosure of this Agreement or the transactions contemplated hereby (including without limitation any delay of, reduction in or cancellation or change in the terms of product orders by customers solely as a result of such announcement, dissemination or disclosure) or (ii) changes affecting companies in the same industry as the Person in question.

     3.2 Subsidiaries. Except for shares of, or other ownership interests in, the Subsidiaries (as hereinafter defined), the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into or exchangeable or exercisable for capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other similar non-corporate business enterprise. Each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind ("Liens") and there are no proxies outstanding or restrictions on voting with respect to any such shares. The copies of certificate of incorporation, bylaws and other organizational documents of the Company and the Subsidiaries previously presented to Acquirer by the Company are true, complete and correct copies thereof. Such certificates of incorporation, bylaws and other organizational documents are in full force and effect. None of the Company or any Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws and other organizational documents. For purposes of this Agreement, the term "Subsidiary"or "Subsidiaries" shall mean any corporation or other business entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company and/or one or more other Subsidiaries. A list containing the name of each Subsidiary and the percent of shares owned of such Subsidiary by the Company and another Subsidiary is set forth on Schedule 3.2 to the Company Disclosure Schedule.

     3.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). At August 31, 2000, (i) 13,648,457 shares of Company Common Stock were issued and outstanding, all of which outstanding shares were validly issued and are fully paid and nonassessable, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) 3,037,000 shares of Company Common Stock were reserved for future issuance pursuant to the Company Option Plans,
(iv) no shares of Company Preferred Stock are outstanding, and (v) 249,000 shares of Company Common Stock were reserved for issuance pursuant to the Computer Literacy, Inc. 1998 Employee Stock Purchase Plan (the "Company ESPP"). The name of each holder of a Company Stock Option, the grant date of each Company Stock Option, the number of shares of Company Common Stock for which each Company Stock Option is exercisable, the vesting or exercise schedule and the exercise price of each Company Stock Option at August 31, 2000 are set forth on Schedule 3.3 of the Company Disclosure Schedule.
Except for shares of Company Common Stock issuable pursuant to Company Stock Plans and stock option agreements entered into in connection therewith, and the Company ESPP and as otherwise set forth on Schedule 3.3 to the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary. Except as set forth on Schedule 3.3 to the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity or Person.

     3.4 Authority for Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the Company's stockholders and the filing and recordation of the Certificate of Merger as required by Delaware Law). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquirer, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

     3.5  No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or Company Bylaws or any equivalent organizational documents of any Subsidiary, (ii) assuming that all filings and notifications have been made and all necessary stockholder votes have approved this Agreement and the Merger, conflict with or violate in any material respect any federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction or regulatory agency ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected or
(iii) except as otherwise set forth on Schedule 3.5 to the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Subsidiary pursuant to, any Material Contract (as defined below).

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) the filing with the SEC of (A) a proxy statement relating to the meeting of the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under the Exchange Act and the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder (the "Securities Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing and recordation of appropriate merger documents as required by Delaware Law, (iii) the filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to
(x) have a Material Adverse Effect on the Company, (y) impair the Company's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (c) The information supplied or to be supplied by the Company or any Subsidiary or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of the Company or Subsidiary ("Representatives") for inclusion or incorporation by reference in the Registration Statement (as hereinafter defined) will not, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act or the Exchange Act, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in any of such documents based on information supplied by Acquirer specifically for inclusion or incorporation by reference therein.

     3.6 Permits; Compliance with Laws. The Company and the Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, establishment registrations, permits, approvals and orders of any Governmental Entity ("Permits") necessary for the Company or any Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, and, as of the date of this Agreement, none of the Permits has been suspended or canceled nor is any such suspension or cancellation pending or, to the Company's knowledge, threatened. Neither the Company nor any Subsidiary is in default or violation of, (i) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected or
(ii) any Permits, except, in each case, for such defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Schedule 3.6 to the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Company's knowledge, threatened against the Company or any Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Permit. Except as set forth on Schedule 3.6 to the Company Disclosure Schedule, since April 30, 2000, neither the Company nor any Subsidiary has received from any Governmental Entity any notification (written or oral) with respect to possible material defaults or violations of Law.

     3.7 SEC Filings. The Company has made available to Acquirer true and complete copies of each form, report, schedule, definitive proxy statement and registration statement filed by the Company with the SEC subsequent to January 1, 1998 and on or prior to the date hereof (collectively, the "Company SEC Filings"), which are all forms, reports, schedules, statements and other documents (other than preliminary material) that the Company was required to file with the SEC. The Company SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) at the time of filing complied with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

     3.8 Financial Statements. All of the financial statements included in the Company SEC Filings, in each case, including any related notes thereto (collectively referred to as the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and fairly present the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated. Except as set forth in the Company Financial Statements or on Schedule 3.8 to the Company Disclosure Schedule, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries taken as a whole. The Company has heretofore furnished or made available to Acquirer a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the Company SEC Filings pursuant to the Securities Act and the Exchange Act.

     3.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Company SEC Filings filed prior to the date hereof or as set forth on Schedule 3.9 to the Disclosure Schedule, since April 30, 2000, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary; (iii) any material change in accounting methods, principles or practices employed by the Company; (iv) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Subsidiary; (v) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto; (vi) any amendment to the Company's certificate of incorporation or bylaws, (vii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which have not, individually or in the aggregate, had a Material Adverse Effect on the Company, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice,
(x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company or any Subsidiary, (xi) any entering into of any transaction of a material nature other than in the ordinary course of business, consistent with past practices, (xii) any termination of any Material Contract (as hereinafter defined) other than by expiration of its term; (xiii) any receipt by the Company of notice that the employment of any of the employees set forth on Schedule 3.9 to the Company Disclosure Schedule hereof will terminate; or (xiv) any receipt of notice by the Company that any Material Contract (A) will terminate other than by expiration of its term or (B) if such Material Contract has an optional renewal clause that such option will not be exercised.

     3.10 Employee Benefit Plans; Labor Matters.

          (a) Schedule 3.10 to the Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance, medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not, maintained, sponsored or contributed to or required to be contributed to by the Company or any Subsidiary (the "Company Benefit Plans"). With respect to each Company Benefit Plan, the Company has delivered or made available to Acquirer a true, complete and correct written summary or copy of (i) such Company Benefit Plan and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan,
(iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS") with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500-R, the most recent Form 5500-C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan, or any pending request for such a determination letter. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any other Person, has any express or implied commitment, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code. No condition, agreement or commitment exists that presents a risk to the Company or any Subsidiary of incurring, or being subject to, a liability upon the termination of any Company Benefit Plan on the merger or transfer of assets or liabilities thereof into an employee benefit plan maintained by Acquirer, other than such liability arising out of the administration of such merger, termination or transfer of assets or liabilities.

          (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Filings prior to the date of this Agreement, to the extent required by GAAP.

          (c) The Company, on behalf of itself and all of the Subsidiaries, hereby represents that: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received, or will receive without the requirement of an amendment to such plan (to the extent such letters are available under current IRS practice), a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; and
(ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code other than a transaction that is under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or any Subsidiaries.

          (d) No Company Benefit Plan is a multi employer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company, any Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with the Company or a Subsidiary (within the meaning of Section 4001(b) of ERISA) or with respect to which the Company or any Subsidiary could otherwise incur liability under Title IV of ERISA (an "ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multi employer pension plan or other pension plan subject to Title IV of ERISA. No liability under Title IV of ERISA has been incurred by the Company, any Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company or any Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a liability thereunder. None of the assets of the Company or any Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

          (e) The Company has scheduled on Schedule 3.10(e) to the Company Disclosure Schedule and has delivered or made available to Acquirer true, complete and correct copies of (i) all current employment agreements with officers and employees and all current consulting agreements of the Company and each Subsidiary providing for annual compensation in excess of $100,000,
(ii) all severance plans, termination agreements, post-employment and other compensation agreements, arrangements and plans, supplemental retirement, programs and policies of the Company and each Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company and each Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions.

          (f) Neither the Company nor any Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Subsidiary pending or, to the Company's knowledge, threatened which may interfere with the respective business activities of the Company or any Subsidiary. As of the date of this Agreement, none of the Company, any Subsidiary, or any of their respective Representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Subsidiary, and there is no charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

          (g) Except as required by Law or as set forth on Schedule 3.10(g) to the Company Disclosure Schedule, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. The Company and the ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended and the regulations (including the proposed regulations) thereunder.

          (h) All consultants retained by the Company or any Subsidiary have been properly classified as independent contractors and all consultants retained by the Company or any Subsidiary prior to January 31, 2000 have been properly classified as independent contractors.

     3.11 Contracts. Schedule 3.11 to the Company Disclosure Schedule sets forth a true, correct and complete list of the following contracts to which the Company or a Subsidiary is a party (including every amendment, modification or supplement to the foregoing) which have not been filed as part of or as an exhibit to the Company SEC Filings (the "Filed Material Contracts"): (i) any contracts of employment and contracts or agreements which limit or restrict the Company, any Subsidiary or any employee from engaging in any business in any jurisdiction, (ii) agreements or arrangements for the purchase or sale of any material assets (otherwise than in the ordinary course of business), (iii) all bonds, debentures, notes, loans, credit or loan agreements or commitments, mortgages, indentures or guarantees or other agreements or contracts relating to the borrowing of money involving amounts in excess of $50,000, (iv) agreements with unions, material independent contractor agreements and material leased or temporary employee agreements, (v) leases of any real or personal property involving annual rent of $50,000 or more, (vi) all other contracts, agreements or commitments involving payments made by or to the Company or a Subsidiary in excess of $50,000 and (vii) other agreements, arrangements or commitments set forth on
Schedule 3.11 to the Company Disclosure Schedule, which are material to the business of the Company (individually, a "Material Contract" and collectively with the Filed Material Contracts, "Material Contracts"). The Company has delivered or made available true, correct and complete copies of all such Material Contacts to Acquirer. Neither the Company or any Subsidiary is in default under any Material Contract.

     3.12 Litigation. Schedule 3.12 of the Company Disclosure Schedule sets forth a complete and accurate (a) summary description of each investigation, action, suit or proceeding pending against the Company or any of its Subsidiaries, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitratory or arbitration tribunal and (b) a summary description of any outstanding judgment order or decree entered in any lawsuit or proceeding imposing material obligations against the Company or any of its Subsidiaries, except as disclosed in the Company SEC filings. Except as disclosed in the Company SEC Filings, (i) there are no investigations, actions, suits or proceedings pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, and, (ii) to the knowledge of the Company, no development has occurred with respect to any pending or threatened action, suit or proceeding that would reasonably be expected to result in a Material Adverse Effect on the Company or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company SEC Filings, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.13 Environmental Compliance and Disclosure.  Except as set forth on
Schedule 3.13 to the Company Disclosure Schedule:

          (a) Each of the Company and its Subsidiaries possesses, and is in compliance in all material respect with, all permits, licenses and governmental authorizations and has filed all notices that are required under, all federal and state environmental laws applicable to the Company or any Subsidiary, as applicable, and neither the Company nor any Subsidiary has received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company or any Subsidiary under any federal or state environmental laws with respect to any on-site or off-site location; and none of the assets owned by the Company or any Subsidiary or any real property leased by the Company or any Subsidiary contain any friable asbestos, regulated PCBs or underground storage tanks.

(b) Neither the Company nor any Subsidiary has been subject to any administrative or judicial proceeding pursuant to and, to the knowledge of the Company, has not been alleged to be in violation of, applicable environmental laws or regulations either now or any time during the past five years; and

(c) Neither the Company nor any Subsidiary has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any environmental law and there is no basis for any such notice and, to the knowledge of the Company, none are threatened or foreseen.

     3.14      Intellectual Property.

          (a) Schedule 3.14 to the Company Disclosure Schedule sets forth a true and complete list of all of the following items which the Company and/or its Subsidiaries own in whole or in part and/or have a valid claim of ownership in whole or in part (such as a contract right of assignment from an employee or independent contractor) (hereinafter referred to as the "Intellectual Property Rights"): (i) all United States and foreign patents and applications therefor, (ii) all patentable inventions which have not yet become the subject to a patent application, (iii) all United States and foreign trademark, trade name, service mark, collective mark, and certification mark registrations and applications therefor at the federal, state or local level, (iv) all material trademarks, trade names, service marks, collective marks, and certification marks which have been used by the Company or its Subsidiaries in commerce at any time in the last five years (and for each, the date of first use in commerce and a description of the goods and services in connection with which it has been used), and (v) all United States and foreign and copyright registrations and applications therefor. Schedule 3.14 to the Company Disclosure Schedule also sets forth a true and complete list of all items described in subsections (i) through (iv) of the previous sentence in which the Company or any of its Subsidiaries own a license (the "Licensed Rights"). To their knowledge, neither the Company nor any Subsidiary has (i) any unpatented inventions which have been the subject of a patent application, (ii) any material copyrightable works of authorship which have not been the subject of a copyright registration or application therefor, including but not limited to software code, manuals and other text works, photographs, video recordings, and audio recordings, or
(iii) any mask works. The Company represents and warrants that, except as set forth on Schedule 3.14 to the Company Disclosure Schedule, to the Company's knowledge, (i) the Intellectual Property Rights owned by the Company and/or its Subsidiaries are free and clear of any Liens, except for licenses granted by the Company in the ordinary course of business; (ii) the Licensed Rights are free and clear of any Liens , except for licenses granted by the Company in the ordinary course of business; and (iii) the Intellectual Property Rights and the Licensed Rights are all those material rights necessary to the conduct of the business of each of the Company, its Subsidiaries and the Company's affiliates as presently conducted. To the Company's knowledge, the validity of the Intellectual Property Rights and title thereto and validity of the Licensed Rights, (i) have not been questioned in any prior Litigation; (ii) are not being questioned in any pending Litigation; and (iii) are not the subject(s) of any threatened or proposed Litigation. To the Company's knowledge, the business of each of the Company and its Subsidiaries, as presently conducted, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. To the Company's knowledge, the consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or the Company's or its Subsidiaries' right to use any of the Licensed Rights. To the Company's knowledge, there are no third parties using any of the Intellectual Property Rights material to the business of the Company or its Subsidiaries as presently conducted.

          (b) Each of the Company and its Subsidiaries owns, or possesses sufficiently broad and valid rights to, all computer software programs that are material to the conduct of the business of the Company and its Subsidiaries. There are no infringement suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary with respect to any software owned or licensed by the Company or any Subsidiary.

     3.15 Taxes.

          (a)  The Company and each of its Subsidiaries have timely filed all Tax Returns (as hereinafter defined) required to be filed by any of them, or has timely applied for and received valid extensions thereof, and such Tax Returns are true, correct and complete in all material respects, except to the extent that a reserve for Taxes has been established in the most recent Company Financial Statements in accordance with GAAP. All Taxes (as hereinafter defined) of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes for which adequate reserves have been established in the most recent Company Financial Statements included in the Company SEC Filings in accordance with GAAP. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. The Company does not know of any proposed or threatened Tax claims or assessments which, if upheld, could individually or in the aggregate have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes; (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Subsidiary nor does the Company or any Subsidiary thereof have any knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes which waiver is still in effect or agreed to any extension of time that is still is still in effect with respect to a Tax assessment or deficiency. The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, Stockholders or other third parties. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period (A) did not, as of the date of the most recent Company Financial Statements, exceed the reserve for Tax liability set forth on the face of the balance sheet in the most recent Company Financial Statements and (B) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns or by reason of any transaction contemplated by this Agreement. None of the Company or its Subsidiaries owns any interest in real property in any jurisdiction that would be subject to Tax upon its transfer. Neither the Company nor any of its Subsidiaries has distributed the stock of any company in a transaction satisfying the requirements of Section 355 of the Code. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return,
claim for refund, amended return or declaration of estimated Tax.   For
purposes of this Agreement, "Taxes" shall also include any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including liability for Taxes as a transferee or successor, by contract or otherwise.

          (b) Schedule 3.15 of the Company Disclosure Schedule sets forth with reasonable specificity: (i) all material Tax Returns filed or due to be filed applicable to the three year period ending on the date hereof and (ii) all material correspondence with any Tax authorities (including, without limitation, all audits, notices and requests for information from or to taxing authorities) since January 31, 2000.

     3.16 Assets.

          (a) Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 (the "10-K") or on Schedule
3.16 to the Company Disclosure Schedule, the Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the 10-K or acquired after January 31, 2000, in each case free and clear of all Liens, except for (i) Liens which secure indebtedness which are properly reflected in the 10-K; (ii) Liens for Taxes accrued but not yet payable; and
(iii) Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after January 31, 2000, provided that the obligations secured by such Liens are not delinquent. Schedule 3.16 to the Company Disclosure Schedule sets forth a true, correct and complete list of all real property (i) owned or leased by the Company or a Subsidiary, (ii) as to which the Company or a Subsidiary has a license, easement or right of way to use, (iii) as to which the Company or a Subsidiary has the option to purchase, lease, license or acquire an easement or right of way or (iv) in which the Company or a Subsidiary has any other interest. Except as set forth on Schedule 3.16 to the Company Disclosure Schedule, the Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business.

          (b) Except as set forth on Schedule 3.16 to the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any of its assets with an aggregate value of $50,000.

          (c) The equipment of the Company and its Subsidiaries is in good operating condition and repair, normal wear and tear excepted, and is adequate for the uses to which it is being put, and none of such equipment is in need of maintenance or repairs, except for ordinary routine maintenance or repairs that are not in the aggregate material in nature or cost. The equipment of the Company and its Subsidiaries is sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Effective Time in the same manner as conducted prior to the Effective Time.

     3.17 Brokers. Except for the Company Financial Advisor (as hereinafter defined) no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     3.18 Insurance Policies. Schedule 3.18 to the Company Disclosure Schedule sets forth a complete and accurate list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums. Neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and the Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any Subsidiary as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary.

     3.19 Transactions with Affiliates. Except as set forth on Schedule 3.19 to the Company Disclosure Schedule (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries), no director, officer or other "affiliate" or " associate" (as defined in Rule l2b-2 promulgated under the Exchange Act) of the Company or any Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Subsidiary;
(ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary.

     3.20 No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Alternative Transaction (as hereinafter defined).

     3.21 Intentionally Omitted.

     3.22 Change of Control Agreements. Except as otherwise contemplated by this Agreement or as set forth on Schedule 3.22 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company. Without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger or the other transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     3.23 Information Supplied. None of the information supplied or to be supplied by the Company in writing to Acquirer specifically for inclusion or incorporation by reference in the Proxy Statement in connection with the meeting of the Company's stockholders to be called to consider the Merger at the date such document is first published, sent or delivered to the respective stockholders of the Company and the Acquirer or, unless promptly corrected, at any time during the pendency of a stockholders meeting of the Company or the Acquirer, as the case may be, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Acquirer for inclusion or incorporation by reference in any of the foregoing documents.

     3.24 Company Action.

          (a) The Company represents that its Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, and (iii) resolved to recommend the approval and adoption of this Agreement and the Merger by the Company's stockholders (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Recommendations").

          (b) The Company further represents that JP Morgan Securities Inc. (the "Company Financial Advisor") has rendered to the Company's Board of Directors its written opinion, a copy of which is attached to Schedule 3.24 of Company Disclosure Schedule, to the effect that, as of the date of this Agreement, the Per Share Price is fair, from a financial point of view, to the Company's stockholders. The Company hereby consents to the inclusion in the Proxy Statement of the recommendations of the Company's Board of Directors and the opinion of the Company Financial Adviser described in this Section.


                                 ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF ACQUIRER

     The Acquirer represents and warrants to the Company that:

     4.1 Organization and Standing. The Acquirer (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has full corporate power and authority to own, lease and operate it properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect to barnesandnoble.com llc (the "Operating Company") (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, (ii) has full corporate power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Acquirer.

     4.2 Capitalization of Acquirer. The authorized capital stock of Acquirer consists of 50,000,000 shares of Preferred Stock, par value $0.001 per share ("Acquirer Preferred Stock"), 750,000,000 shares of Acquirer Common Stock, 1,000 shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock"), and 1,000 shares of Class C Common Stock, par value $0.001 per share ("Class C Common Stock"). At August 31, 2000, (i) no shares of Acquirer Preferred Stock were issued and outstanding, (ii) 31,155,268 shares of Acquirer Common Stock were issued and outstanding, all of which outstanding shares were validly issued and are fully paid and nonassessable,
(iii) one share of Class B Common Stock was issued and outstanding, all of which outstanding shares were validly issued and are fully paid and nonassessable, (iv) one share of Class C Common Stock was issued and outstanding, all of which outstanding shares were validly issued and are fully paid and nonassessable, (v) no shares of Acquirer Common Stock were held in the treasury of the Acquirer, and (vi) 23,809,486 shares of Acquirer Common Stock were reserved for future issuance pursuant to Acquirer's 1999 Incentive Plan (the "Acquirer Plan"). Except for shares of Acquirer Common Stock issuable pursuant to the Acquirer Plan and stock option agreements entered into in connection therewith, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Acquirer is a party or by which the Acquirer is bound relating to the issued or unissued capital stock of the Acquirer or obligating the Acquirer to issue or sell any shares of capital stock of, or other equity interests in, the Acquirer. There are no outstanding contractual obligations of the Acquirer to repurchase, redeem or otherwise acquire any shares of Acquirer Common Stock.

     4.3 Authority for Agreement. The Acquirer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Acquirer of this Agreement, and the consummation by it of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquirer is necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law and, the approval of the holders of the Acquirer Common Stock). This Agreement has been duly executed and delivered by Acquirer and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms.

     4.4 No Conflict. The execution and delivery of this Agreement by each of Acquirer and Operating Company do not, and the performance of this Agreement by each of them and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquirer or the organizational documents of Operating Company, (ii) conflict with or violate any Law applicable to Acquirer or Operating Company or by which any property or asset of such person is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquirer or Operating Company is a party or by which such person or any property or asset of either of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by it of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     4.5 Permits; Compliance with Laws. Acquirer and Operating Company are each in possession of all material Permits necessary for such person to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, and, as of the date of this Agreement, none of the Permits has been suspended or canceled nor is any such suspension or cancellation pending or, to Acquirer's knowledge, threatened. Neither Acquirer nor Operating Company is in default or violation of, (i) any Law applicable to such person or by which any property or asset of such person is bound or affected or (ii) any Permits, except, in each case, for such defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquirer. Except as set forth in the Acquirer SEC Filings (as hereinafter defined), all actions, proceedings, investigations or surveys pending or, to the Acquirer's knowledge, threatened against the Acquirer or Operating Company that could reasonably be expected to result in the suspension or cancellation of any Permit. Except as set forth in the Acquirer SEC Filings since June 30, 2000, neither Acquirer nor Operating Company has received from any Governmental Entity any notification (written or oral) with respect to possible material defaults or violations of Law.


     4.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in Acquirer SEC Filings filed prior to the date hereof, since June 30, 2000, Acquirer has conducted its business only in the ordinary course and consistent with prior practice and there has not been
(i) any event or occurrence of any condition that has had or would reasonably be expected to have a Material Adverse Effect on Acquirer; (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Acquirer; (iii) any material change in accounting methods, principles or practices employed by Acquirer; (iv) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto; (v) any amendment to Acquirer's certificate of incorporation or bylaws, (vi) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which have not, individually or in the aggregate, had a Material Adverse Effect on Acquirer, or (z) waiver of any rights of material value or cancellation or any material debts or claims,
(vii) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (viii) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Acquirer, (ix) any entering into of any transaction of a material nature other than in the ordinary course of business, consistent with past practices, (x) any termination of any Material Contract other than by expiration of its term; or
(xi) any receipt of notice by Acquirer that any Material Contract (A) will terminate other than by expiration of its term, or (B) if such Material Contract has an optional renewal clause that such option will not be exercised.

     4.7 Required Filings and Consents. The execution and delivery of this Agreement by Acquirer does not, and the performance of this Agreement by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the Exchange Act and filing and recordation of appropriate merger documents as required by Delaware Law, (ii) those required by the HSR Act, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Acquirer of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     4.8 Information Supplied. None of the information supplied or to be supplied by Acquirer for inclusion or incorporation by reference in the Proxy Statement will, at the date such documents are first published, sent or delivered to the stockholders of the Company and Acquirer or, unless promptly corrected, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by Acquirer with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in any of the foregoing documents.

     4.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of such person.

     4.10 SEC Filings; Financial Statements.

          (a) Acquirer has timely filed all forms, reports, statements and documents required to be filed by it with the SEC since January 1, 2000 (collectively, together with any such forms, reports, statements and documents Acquirer may file subsequent to the date hereof until the Closing, the "Acquirer SEC Filings"). Each Acquirer SEC Filing (i) was prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquirer SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Acquirer as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

     4.11 Litigation.   Except as disclosed in Acquirer SEC Filings, (i)
there are no investigations, actions, suits or proceedings pending against Acquirer or, to the knowledge of Acquirer, threatened against Acquirer (or any of its properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Acquirer, and, (ii) to the knowledge of Acquirer, no development has occurred with respect to any pending or threatened action, suit or proceeding that would reasonably be expected to result in a Material Adverse Effect on Acquirer or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in Acquirer SEC Filings, Acquirer is not subject to any judgment, order or decree entered in any lawsuit or proceeding which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Acquirer.

     4.12 Issuance of Acquirer Common Stock. The shares of Acquirer Common Stock to be issued in connection with the Merger have been duly authorized and, when issued as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights created by Law, the certificate of incorporation of Acquirer, the bylaws of Acquirer or any agreement to which Acquirer is a party or by which Acquirer is bound and will be registered under the Securities Act and registered or exempt from registration under applicable securities laws.

                                 ARTICLE V.
                                  COVENANTS

     5.1 Conduct of Business by Company Pending the Closing. Except as contemplated by this Agreement, the Company agrees that, between the date of this Agreement and the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, unless Acquirer shall otherwise agree in writing, (x) the respective businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, key employees and consultants of the Company and the Subsidiaries and to preserve the current business relationships of the its corporate partners, customers, suppliers and other Persons in order to preserve substantially intact its business organization. Without limiting the foregoing, neither the Company nor any Subsidiary shall, except as contemplated by this Agreement, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of
Acquirer:

          (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of the Company or any Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of the Company Stock Options or (ii) any material property or assets of the Company or any Subsidiary except (A) transactions pursuant to existing contracts and (B) transactions in the ordinary course of business consistent with past practice;

          (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice), including borrowing an amount in excess of the amount currently outstanding pursuant to that certain Accounts Receivable Financing Agreement, dated as of April 27, 2000, between the Company and Silicon Valley Bank, or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material adverse change in, any Material Contract or other material License; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice or committed to prior to the date of this Agreement and identified on Schedule 5.1(c) to the Company Disclosure Schedule that are not, in the aggregate, in excess of $100,000 for the Company and the Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1;

          (d) except as otherwise provided in this Agreement, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Subsidiary may pay dividends or make other distributions to the Company;

          (e) except as otherwise provided in this Agreement, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than pursuant to the right to repurchase shares of Company Common Stock upon the termination of Company employees' employment existing on the date of this Agreement;

          (f) except as otherwise provided in this Agreement, amend or change any terms of any Company Stock Option, including the period (including, without limitation, permit any acceleration, amendment or change) or exercisability of options granted under the Company Stock Plans or any other outstanding options or authorize cash payments in exchange for any Company Stock Options granted under any of the Company Stock Plans or any other outstanding options;

          (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Subsidiary, other than pursuant to the right to repurchase shares of Company Common Stock upon the termination of Company employees' employment existing on the date of this Agreement;

          (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement, except as required by the terms of this Agreement, which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement (including, without limitation, any loan agreement) between the Company or any Subsidiary and any of the Company's directors, officers, consultants or employees, except for increases in compensation paid and bonuses payable to Persons who are not directors of the Company in the ordinary course of business consistent with past practice;

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

          (j) except as required by any Governmental Entity, make any material change with respect to the Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

          (k) make any material Tax election or settle or compromise any material Tax liability, other than the payment of Taxes which are due and payable; or

          (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained herein untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its covenants hereunder in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied in any material respect.

     5.2 Notices of Certain Events. Each of Acquirer and the Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or any other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the Merger or any other transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Acquirer or the Company or the Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger or any other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that could reasonably be expected to have a Material Adverse Effect on the Company, or to delay or impede the ability of either Acquirer or the Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

     5.3  Access to Information; Confidentiality.   Except as required
pursuant to any confidentiality agreement or similar agreement or arrangement to which Acquirer or the Company or any of the Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, the Company shall (and shall cause the Subsidiaries, to) (i) provide to Acquirer (and its Representatives) access at reasonable times upon prior notice to the Company's and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning the Company's and its Subsidiaries' business, properties, contracts, assets, liabilities and personnel as Acquirer or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under that certain Confidentiality Agreement, between the Acquirer and the Company (the "Confidentiality Agreement"), with respect to the information disclosed pursuant to this Section 5.3.

     5.4  Inquiries and Negotiations.

          (a) From the date hereof until the Effective Time or earlier termination of this Agreement in accordance with its terms, the Company will not and will instruct the Subsidiaries and their respective officers, directors, employees, representatives and other agents or otherwise not to directly or indirectly (i) solicit, initiate or knowingly encourage the submission of any Alternative Transaction (as hereinafter defined), including, without limitation, any Superior Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in or facilitate, any Alternative Transaction with any person, corporation, entity or "group" (as defined in Section 13(d) of the Exchange Act) other than Acquirer and its affiliates, representatives and agents (each, a "Third Party"), except that the Company may take any action referred to in these clauses (i) or (ii) if (A) the Board determines in good faith (after consultation with outside counsel) that such action is required by the fiduciary duties of the Board under applicable law, (B) the Board determines in good faith that the Alternative Transaction constitutes a Superior Proposal, and (C) the Company has given prior written notice to Acquirer and has used all commercially reasonable efforts to enter into a customary confidentiality agreement on terms no less favorable to the Company that those contained in the Confidentiality Agreement. The Company shall promptly notify Acquirer orally and in writing if any proposal or offer is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to Acquirer, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contracts, and thereafter shall keep Acquirer informed, on a reasonably current basis, of all material developments affecting the status and terms of any such proposals or offers or the status of any such discussions or negotiations. The Company shall not release any Third Party from, or waive any provision of, any confidentiality or standstill agreement. As of the date hereof, the Company, shall cease, and shall cause the Subsidiaries and the officers, directors, employees, representatives and other agents of the Company and the Subsidiaries, to cease, all discussions, negotiations and communications with all Third Parties.

          (b) As used in this Agreement, the term "Alternative Transaction" shall mean any bona fide written proposal or offer from any Third Party relating to any (i) merger, consolidation, recapitalization, tender or exchange offer, debt restructuring or similar transaction involving the Company, (ii) sale of more than 30% of the common stock or other capital stock of the Company or (iii) sale of assets (including stock of Subsidiaries) representing more than 30% of the assets of the Company and its Subsidiaries, taken as a whole, including a sale by any means specified in clause (i) of this sentence.

          (c) As used in this Agreement, the term "Superior Proposal" shall mean any bona fide written Alternative Transaction, if and only if, the Board reasonably determines (after consultation with its financial advisor and outside counsel) (x) that the proposed transaction would be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated hereby taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Acquirer, and (y) that the person or entity making such Superior Proposal is capable of consummating such Alternative Transaction (based upon, among other things, the availability of financing and the degree of certainty of obtaining financing, the expectation of obtaining required regulatory approvals and the identity and background of such person).

          (d) Except as set forth in this Section 5.4, neither the Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquirer, the approval or recommendation by the Board or any such committee of this Agreement, the Merger or any other transaction. Notwithstanding the foregoing, the Board, subject to Section 5.4(j) hereof, may withdraw or modify its approval or recommendation of the Merger if the Board determines in good faith (i) after consultation with outside counsel, that such action is required by the fiduciary duties of the Board under applicable law and (ii) that the Alternative Transaction constitutes a Superior Proposal. Notwithstanding the foregoing, nothing in this Agreement shall (x) require the Board to act in a manner inconsistent with its duty of candor under applicable law, (y) limit the Board's ability to make any disclosure to the Company's stockholders that the Board determines in good faith (after consultation with outside counsel) is required to be made to satisfy its fiduciary duties under applicable law or
(z) limit the Company's ability to make any disclosure required by applicable law.

          (e) Nothing contained in this Section 5.4 shall prohibit the Company from making any disclosure to the Company's stockholders, if the Board determines in good faith, after having received advice from outside counsel, that such action is required under applicable Law; provided, however, that neither the Company nor the Board nor any committee thereof shall, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger or any other transactions or shall approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, including a Superior Proposal, unless the Company complies with the provisions of this Section 5.4.

          (f) If an Acquirer Payment Event (as hereinafter defined) occurs, the Company shall pay to Acquirer, within five Business Days following such Acquirer Payment Event, $2,000,000 in cash. If a Company Payment Event (as hereinafter defined) occurs, the Acquirer shall pay to the Company, within Five Business Days following such Payment Event, $2,000,000 in cash.

          (g) For purposes of this Agreement, the term "Company Payment Event" shall mean the termination of this Agreement by the Company pursuant to Section 8.1(e). For purposes of this Agreement, the term "Acquirer Payment Event" shall mean (x) the termination of this Agreement by the Acquirer pursuant to Sections 8.1(c) or Section 8.1(d)(ii) or (y) (1) after the date hereof and prior to the termination of this Agreement a third party shall have made a bona fide proposal or offer for an Alternative Transaction and (2) within 6 months of the date of termination of this Agreement (other than by reason of Acquirer's failure to comply with or perform, or its breach of, in any material respect any of its agreements or covenants contained herein), the Company shall enter into an agreement with respect to, or consummate, an Alternative Transaction. The parties acknowledge that the payment of any Company Payment Event or Acquirer Payment Event shall be the sole and exclusive remedy of each of the Company and Acquirer, as the case may be, with respect to the termination of this Agreement.

          (h) The Company acknowledges that the agreements contained in this Section 5.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquirer would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 5.4, and, in order to obtain such payment, Acquirer commences a suit that results in a judgment against the Company for the fee set forth in this Section 5.4, the Company shall also pay to Acquirer its costs and expenses incurred (including, without limitation, fees and expenses of counsel) in connection with such litigation.

          (i) This Section 5.4 shall survive any termination of this Agreement, however caused and is intended to benefit Acquirer and shall be binding on the successors and assigns of the Company.

          (j) The Company may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal provided that, prior to any such termination:

               (i) the Company has provided Acquirer written notice that it intends to terminate this Agreement pursuant to this Section 5.4, identifying the Superior Proposal and the parties thereto and delivering an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of the Acquisition Agreement to be entered into for such Superior Proposal and have afforded the Acquirer a reasonable opportunity within the immediately succeeding five Business Days after delivering such notice to make such adjustments to the terms and conditions of this Agreement as would enable the Company's Board of Directors to maintain its recommendation of this Agreement and the Merger to holders of the Company Common Stock and enable Company to proceed with the Merger on such adjusted terms; and

               (ii) at least five full Business Days after the Company has provided the notice referred to in clause (i) above, the Company delivers to Acquirer (A) a written notice of termination of this Agreement pursuant to this Section 5.4 and (B) a written acknowledgment from the Company that the termination of this Agreement and the entry into the Acquisition Agreement for the Alternative Transaction will be a Payment Event.

     5.5 Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquirer or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement, the Merger required under (A) the rules and regulations of the NASDAQ National Market or such other applicable securities exchange, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities laws, (C) the HSR Act and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

          (b) Each of the Company and Acquirer will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

          (c) From the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, each of the Company and Acquirer covenants and agrees that it will not: (i) knowingly take any action that could reasonably be expected to prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code; or (ii) take any action which would make any of the representations or warranties made by it contained in this Agreement untrue and incorrect or prevent it from performing or cause it not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

          (d) Acquirer shall not file a request with the SEC to have the Registration Statement declared effective until after the day on which the waiting period under the HSR Act and any other applicable antitrust laws expires or terminates.

     5.6 Additional Reports. The Company and Acquirer shall each furnish to the other copies of any reports which it files with the SEC on or after the date hereof, and the Company and Acquirer, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries or Acquirer and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     5.7 Third Party Consents. The Company shall use all reasonable efforts to obtain the consent or approval or confirmation or other reasonable comfort of those persons listed on Schedule 5.7 of the Company Disclosure Schedule with respect to the continuing relationship of the Company and such parties under existing contracts and arrangements following the Effective Time.

     5.8 Tax-free Treatment. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken (other than those actions contemplated by or required to be taken pursuant to this Agreement) which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code. Following the Effective Time, neither the Surviving Corporation nor Acquirer nor any of its affiliates shall knowingly and voluntarily take any action or cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368 of the Code.

                                 ARTICLE VI.
                            ADDITIONAL AGREEMENTS

     6.1  Stockholder Approval.

          (a) Each of Acquirer and the Company will take all action necessary in accordance with applicable law and its respective certificate of incorporation, to convene a special meeting of its stockholders (each, a "Stockholders Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby.
Each of the Board of Directors of the Company and the Board of Directors of Acquirer shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby and each of the Company and Acquirer shall use commercially reasonable best efforts to obtain such approval; provided, however, that nothing contained in this Section 6.1 shall prohibit the Board of Directors of the Company from failing to make such recommendation or using commercially reasonable best efforts to obtain such approval if the Board of Directors of the Company have determined in good faith, based upon the advice of its outside legal counsel, that such action is necessary for such Board of Directors to comply with their fiduciary duties to the Company's stockholders under applicable Law.

          (b) Once a Stockholders Meeting of the Company or Acquirer, as the case may be, has been called and noticed, neither the Company nor Acquirer, as the case may be, shall postpone or adjourn its respective Stockholders Meeting (other than for the absence of a quorum) without the consent of the other.

          (c) Acquirer agrees to cause all shares of Common Company Stock owned by Acquirer, whether beneficially or of record, or any Subsidiary of Acquirer to be voted in favor of this Agreement and the Merger.

     6.2  Registration Statement.

          (a) As promptly as practicable following the date hereof, the Acquirer shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, a registration statement on Form S-4, which shall include, the proxy statement/prospectus and forms of proxies (each such proxy statement/prospectus or proxy statement and forms of proxy), together with any amendments or supplements thereto) (the "Registration Statement") relating to each of the respective Stockholder Meetings of the Company and Acquirer and the vote of the stockholders of each of Acquirer and the Company with respect to this Agreement and the transactions contemplated by this Agreement, in connection with the registration under the Securities Act of the Acquirer Common Stock to be issued to the Company's stockholders in the Merger.

          (b) Each of Acquirer and the Company will cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Acquirer, on the one hand, and the Company, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Registration Statement.

          (c) Acquirer shall use its reasonable best efforts, and the Company will cooperate with it, to have the Registration Statement declared effective by the SEC as promptly as practicable. Each of Acquirer and the Company agrees promptly to correct any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Registration Statement and to cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the stockholders of each of the Acquirer and Company, in each case as and to the extent required by applicable federal and state securities laws and Delaware Law.

          (d) Each of Acquirer and the Company agrees that the information provided by it for inclusion in the Registration Statement and each amendment or supplement thereto at the time of the effectiveness of the Registration Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Acquirer and the Company will advise the other, and deliver copies (if any), promptly after receipt thereof, of (i) any request by or correspondence or communication from the SEC with respect to the Registration Statement, (ii) any responses thereto and (iii) notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, and the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction. Each of the Acquirer and the Company shall use its best efforts to timely mail the Registration Statement to its respective stockholders. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement will be made without providing the other party a reasonable opportunity to review and comment thereon.

          (e) The Registration Statement shall include (i) the approval of the Merger and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger, (ii) the approval of the Merger and the recommendation of the Board of Directors of Acquirer to Acquirer's stockholders that they vote in favor of approval of this Agreement and the Merger; and (iii) the opinion of the Company Financial Advisor referred to in
Section 3.24(b).

     6.3  Directors' and Officers' Indemnification and Insurance.

          (a) The provisions with respect to indemnification that are set forth in the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of the Company.

          (b) From and after the Effective Time, Acquirer shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between the Company and each present and former director and officer of the Company (the "Indemnified Parties") as set forth on Schedule 6.3 of the Company Disclosure Schedule and any indemnification provisions under Company's or the Surviving Corporation's Certificate of Incorporation or Bylaws as in effect on the date hereof and further shall indemnify and hold harmless each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time.

          (c) For a period of six years after the Effective Time, Acquirer shall maintain, or cause the Surviving Corporation to maintain, in effect insurance reasonably comparable to the directors' and officers' liability insurance policies maintained by the Company immediately prior to the Effective Time; provided, however, that in no event shall Acquirer be required to expend in any one year in excess of 200% of the annual premium currently paid by the Company for such coverage immediately prior to the Effective Time; provided further, that if the premium for such coverage exceeds such amount, Acquirer shall purchase a policy with the greatest coverage available for such 200% of the annual premium.

          (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.3 for the benefit of the Indemnified Parties.

          (e) The provisions of this Section 6.3 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the certificate of incorporation or bylaws of the Company or any Company Subsidiary, any contract or applicable Law and shall be enforceable by the Indemnified Parties.

     6.4 Public Announcements. Acquirer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

     6.5 Employee Benefits. Acquirer will provide benefits to employees of the Company as soon as reasonably practicable following the Effective Time that are substantially identical to the benefits currently provided to similarly situated employees of Acquirer. Acquirer shall grant all employees of the Company credit for all service (to the same extent as service with Acquirer is taken into account with respect to similarly situated employees of Acquirer) with the Company prior to the Effective Time for (i) eligibility and vesting purposes under Acquirer's employee benefit plans and (ii) for purposes of vacation accrual after the Effective Time as if such service with the Company was service with Acquirer. Acquirer and the Company agree that, where applicable and permissible with respect to any medical or dental benefit plan of Acquirer, Acquirer shall waive any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any employee of the Company who was, as of the Effective Time, excluded from participation in a plan by virtue of such pre-existing condition) and provide that any covered expenses incurred on or before the Effective Time and during employment with the Company by an employee or an employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Acquirer. Nothing set forth herein shall limit Acquirer's power or authority to amend or terminate any of its employee benefit plans.

     6.6 Blue Sky. Acquirer shall use its best efforts to obtain prior to the Effective Time, as the case may be, all necessary permits and approvals required under state securities laws to permit the distribution of the shares of Acquirer Common Stock to be issued in accordance with the provisions of this Agreement.

     6.7 Reasonable Efforts. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Registration Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     6.8 Interim Financing. The Acquirer shall loan to the Company up to an aggregate $4,000,000 pursuant to the terms and conditions of that certain Convertible Promissory Note (the "Convertible Note"), in the form attached hereto as Exhibit A.

     6.9 Form S-8. Acquirer agrees to use its reasonable efforts to file a registration statement on Form S-8 for the shares of Acquirer Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable (and in any event within 30 days) after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     6.10 Nasdaq Listing. Acquirer agrees to authorize for listing on NASDAQ National Market System, the shares of Acquirer Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, effective upon official notice of issuance.

     6.11 Stock Options. If, at the Effective Time, any of the Company Stock Options are being assumed by Acquirer pursuant to Section 2.1(c) above, each Company Stock Option so assumed by Acquirer hereunder will continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plans immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that, subject to the terms hereof, (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Acquirer Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the quotient obtained by dividing $4.25 by the Average Closing Sales Price (the "Option Exchange Ratio") and rounded down to the nearest whole share and (ii) the per share exercise price for the shares of Acquirer Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with Company or its subsidiaries will be credited to the optionee for purposes of determining the vesting of all assumed Company Stock Options after the Effective Time. It is intended that Company Stock Options assumed by Acquirer shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 6.11 shall be applied consistent with such intent in accordance with Section 424 of the Code.

                                ARTICLE VII.
                          CONDITIONS TO THE MERGER

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

          (a) Company Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of the Company.

          (b) Acquirer Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of the Acquirer.

          (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) Effectiveness of the Registration Statement; Clearance of the Proxy Statement. The Registration Statement on Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, or, to the knowledge of Acquirer or the Company, threatened by the SEC.

          (e) Governmental Actions. None of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which restrains or prohibits the consummation of the transactions contemplated by this Agreement (an "Injunction"). In the event any such Injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such Injunction lifted, stayed or reversed.

          (f) Proceedings. There shall not be instituted or pending any action, proceeding, application or counterclaim by any Governmental Entity before any court or governmental regulatory or administrative agency, authority or tribunal which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger.

     7.2 Conditions to Obligations of Acquirer to Effect the Merger. The obligation of Acquirer to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Acquirer:

          (a) (i) The representations and warranties of the Company in this Agreement shall be true and correct in all respects (except to the extent the representation or warranty is qualified by materiality or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though such representations and warranties had been made as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (ii) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (iii) the Company shall have delivered to Acquirer a certificate to the effect that each of the conditions specified in (i) and (ii) above is satisfied in all respects;

          (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning the Company and its Subsidiaries, taken as a whole, that has had or could be reasonably likely to have a Material Adverse Effect on the Company.

          (c) Acquirer shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons listed on Schedule 5.7 of the Company Disclosure Schedule whose consent or approval may be required in connection with the Merger.

          (d) The employment agreements of each of Dennis Capovilla and Kim Orumchian, each dated as of the date hereof, shall be in full force and effect and there shall be no breach or threatened breach of any such agreements.

     7.3 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Company:

          (a) The representations and warranties of Acquirer in this Agreement shall be true and correct in all respects (except to the extent the representation or warranty is qualified by materiality or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though such representations and warranties had been made as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on the Acquirer;

          (b) Acquirer shall have performed in all material respects all obligations required to be performed by it under this Agreement; and

          (c) Acquirer shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 7.3(a) and (b) is satisfied in all respects.

          (d) The shares of Acquirer Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market System, subject to official notice of issuance.

                                ARTICLE VIII.
                      TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company or Acquirer:

          (a)  by mutual written consent of Acquirer and the Company;

          (b) by any of Acquirer or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided however, that the party terminating this Agreement shall use all commercially reasonable efforts to have such order, decree, ruling or action vacated;

          (c) By Acquirer if the Board of Directors of the Company (i) shall have withdrawn or shall have modified in a manner adverse to Acquirer its approval or recommendation of the Merger or this Agreement, (ii) causes the Company to enter into an agreement with respect to an Alternative Transaction, (iii) shall have endorsed, approved or recommended any Alternative Transaction or (iv) shall have resolved to do any of the foregoing;

          (d)  By Acquirer if (i) any of the conditions set forth in Section
7.2 (other than 7.2(a)) shall have become incapable of fulfillment and shall not have been waived by Acquirer or (ii) (1) any of the conditions set forth in Section 7.2(a) shall have become incapable of fulfillment and shall not have been waived by Acquirer or (2) the Company shall breach any covenant or other obligations hereunder in any material respect and, within 15 days after written notice of such breach to the Company from Acquirer, such breach shall not have been cured in all material respects or waived by Acquirer and the Company shall not have provided reasonable assurance to Acquirer that such breach will be cured in all material respects on or before the Effective Time;

          (e)  By the Company, if (i) any of the conditions set forth in
Section 7.3 shall have become incapable of fulfillment and shall not have been waived by the Company or (ii) the Acquirer shall breach any covenant or other obligations hereunder in any material respect and, within 15 days after written notice of such breach to Acquirer from the Company, such breach shall not have been cured in all material respects or waived by the Company, and the Acquirer shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or before the Effective Time;

          (f)  By the Company, in accordance with Section 5.4(j); and

          (g) By any of the Company or Acquirer, in the event that the other party has not used commercially reasonable efforts to file the Registration Statement with the SEC before October 2, 2000; provided, however, that neither the Company nor the Acquirer may terminate this Agreement pursuant to this Section 8.1(g) on or after the time that the Registration Statement has been filed with the SEC.

          The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     8.2 Effect of Termination. Except as hereinafter specified, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; provided, further, however, that this Section 8.2, and Sections 5.4, 6.4, 6.8 and 9.6 shall survive the termination of this Agreement.

     8.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that changes the amount or type of consideration into which the Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                 ARTICLE IX.
                             GENERAL PROVISIONS

     9.1 Non-Survival of Representations and Warranties. The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall be deemed to be conditions to the Merger and shall not survive the Effective Time, except that this Section 9.1 shall not limit any covenant or agreement of the parties, which covenant and agreement shall survive in accordance with their respective terms.

     9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.2):


          (a)  if to the Company:

               FatBrain.com, Inc.
               2550 Walsh Avenue
               Santa Clara, CA   95051
               Attn: President
               Fax No.: (408) 854-0100

               with a copy to:

               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 225 Wyman Street
               Waltham, MA 02451
               Attn: Jay K. Hachigian, Esq.
               Fax No.: (781) 622-1622

          (b)  if to Acquirer:

               barnesandnoble.com inc.
               76 Ninth Avenue, 11th Floor
               New York, NY 10011
               Attn: Frank Caesar, Esq.
                         Vice President, Legal Services
               Fax No.: (212) 414-6712

               with copies to:

               Robinson Silverman Pearce  Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attn: Michael N. Rosen, Esq.
               Fax Number: (212) 541-4630

     9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

     9.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.5 Incorporation of Exhibits. The Company Disclosure Schedule attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

     9.6 Fees, Expenses and Other Payments. Except as otherwise set forth in this Section 9.6, all expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Acquirer shall pay all costs and expenses with respect to the printing, filing and mailing of the Registration Statement (and any amendment thereto) and any filing fees under the HSR Act.

     9.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware other than conflict of laws principles thereof. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, this Agreement may be brought in the United States District Court for the Southern District of New York or any other state court (and in the appropriate appellate courts) of the State of New York, and each of the parties hereby (i) consents to the jurisdiction of such courts in any such suit, action or proceeding, (ii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum and (iii) agrees not to bring any action related to this agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts). Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notices in Section 9.2 shall be deemed effective service of process on such party.

     9.8 Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

     9.9 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     9.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A telecopy signature of any party shall be considered to have the same binding legal effect as the original signature.

     9.11 Entire Agreement. This Agreement (including the Company Disclosure Schedule) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.12 No Third Party Beneficiaries.  Except as otherwise provided for in
Section 6.3, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                          [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                BARNESANDNOBLE.COM INC.



                                By:/s/  Marie Toulantis
                                   -----------------------------
                                Name:  Marie Toulantis
                                Title: Chief Financial Officer



                                FATBRAIN.COM, INC.



                                By:/s/ Dennis Capovilla
                                   -----------------------------
                                Name:  Dennis Capovilla
                                Title: President